AMENDMENT NO. 2
TO
REGISTRATION RIGHTS AGREEMENT

This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (the “Amendment”) dated as of February 11, 2009, is entered into by and between Novelos Therapeutics, Inc., a Delaware Corporation (the “Company”) and the entities listed on the signature pages hereto (collectively, the “Series D Holders”).

WHEREAS, the Company and the Series D Holders have entered into that certain Registration Rights Agreement, dated as of May 2, 2007, as amended on April 11, 2008 (as so amended, the “Registration Agreement”);

WHEREAS, pursuant to Section 7(a) of the Registration Agreement, the Registration Agreement may be amended with the written consent of the Company and the Requisite Holders (as defined in the Registration Agreement);

WHEREAS, the Company and the Series D Holders, which holders include the Requisite Holders, desire to amend the Registration Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.    Amendment. The Registration Agreement is hereby amended by deleting the definition of “Registrable Securities” therein and replacing it with the following definition:

“Registrable Securities” shall mean 12,000,000 shares of Common Stock (subject to adjustment in the event of stock splits, stock dividends or similar transactions with respect to the Common Stock) issuable upon conversion of the Company’s Series E Convertible Preferred Stock, $.00001 par value per share (the “Series E Preferred Stock”), which Series E Preferred Stock was issued in exchange for shares of the Company’s Series D Convertible Preferred Stock, $.00001 par value per share, pursuant to that certain Consent and Exchange Agreement dated as of the date hereof by and among the Company and the other parties thereto, the offer and sale of which shares of Common Stock are currently registered under the Securities Act pursuant a Registration Statement on Form S-1 (Registration No. 333-143263); provided, that, a security shall cease to be a Registrable Security upon sale pursuant to a Registration Statement.

2.    Applicable Law. This Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws.

3.    Effect on Registration Agreement. Except as modified hereby, the Registration Agreement shall remain in full force and effect.

4.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

IN WITNESS WHEREOF the undersigned have executed this Amendment to the Registration Rights Agreement as of the date first above written.

NOVELOS THERAPEUTICS, INC.

By:	/s/ Harry S. Palmin
Name: Harry S. Palmin
Title: President and CEO

SERIES D HOLDERS:

Xmark Opportunity Fund, Ltd.		Caduceus Capital Master Fund Limited
Xmark Opportunity Fund, L.P.		Caduceus Capital II, L.P.
Xmark JV Investment Partners, LLC		UBS Eucalyptus Fund, L.L.C.
PW Eucalyptus Fund, Ltd.

By:	/s/ Mitchell D. Kaye	By:	/s/ Samuel D. Isaly
Name:	Mitchell D. Kaye	Name:	Samuel D. Isaly
Title:	Authorized Signatory	Title:	Managing Partner, Orbimed Advisors

Knoll Special Opportunities Fund II Master Fund, Ltd.		Hunt-BioVentures, L.P.
Europa International, Inc. (1)		By : HBV GP, L.L.C, its General Partner

By:	/s/ Fred Knoll	By:	/s/ J. Fulton Murray, III
Name:	Fred Knoll	Name:	J. Fulton Murray, III
Title:	Portfolio Manager	Title:	Manager

(1) Formerly Knoll Capital Fund II Master Fund Ltd.